Exhibit 10

INNOFONE
3470 Olney Laytonsville Road, Suite 118
Olney, Maryland  20832

Board Resolution

RESCISSION OF CONTRACT

Be it resolved that the Board held a special meeting and notice was waived.

Be it resolved that Innofone.com entered into a Joint Venture Agreement with Ascot Investments, Inc on May 17th, 2005.

Be it resolved that after deliberation, it is the considered opinion of the Board of Directors of Innofone.com, that Ascot has materially failed to meet the requirements of the deal as was called for in said Joint Venture Agreement.

Be it resolved that as such, by operation of a vote of the Board of Directors of Innofone.com Inc, said contract has been rescinded. Therefore, all said mutual obligations and duties as called for in that Joint Venture Agreement are considered to be non-binding upon the parties, their successors, assigns and personal representatives. Neither party shall have any further rights or duties thereunder.

Approved this date: July 15, 2005

/s/ Frederic Richardson

Frederic Richardson, President